UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 30, 2008

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2008 Bonus Plan. The Compensation Committee (“Committee”) of the Board of Directors of Infinera Corporation (the “Company”) previously had approved the Fiscal Year 2008 Bonus Plan (the “Bonus Plan”) to establish the target bonus amounts and payout criteria for all eligible employees of the Company at the director and vice president level, including the Company’s named executive officers, but excluding its Vice President, Worldwide Sales, Scott A. Chandler, who is covered under a sales compensation plan. To be eligible to participate in the Bonus Plan, an individual must be an employee of the Company as of December 31, 2008. Members of the Company’s sales group receive compensation under individual sales-based compensation agreements and are not eligible to participate in the Company’s Bonus Plan.

On April 30, 2008, the Committee made a change to the performance metrics of the 2008 Bonus Plan and 2008 Sales Incentive Compensation Plan for its employees, including its named executive officers, to reflect the Company’s recently announced change in its reporting methodology to use “Adjusted GAAP” instead of “invoiced shipments.”

Under the Bonus Plan, the Committee previously based achievement against the following performance metrics: invoiced shipments, gross margins on an invoiced shipment basis, operating profit on an invoiced shipments basis, cash from operations. As of April 30, 2008, the Committee changed the performance metrics for the Bonus Plan, and achievement now will be based against the following performance metrics: adjusted GAAP, gross margins on adjusted GAAP, operating profit on an adjusted GAAP basis and cash from operations.

The Bonus Plan places a 25% weighting on each metric and establishes a minimum threshold of 100% attainment of the operating profit metric for any bonus payout to occur. The Bonus Plan provides that Company attainment above 100% of a performance metric would result in additional bonus payouts on a proportional, straight-line basis and does not have a cap on the Bonus Plan.

The target bonus payouts under the Bonus Plan for the named executive officers for 100% achievement of all 4 performance metrics are as follows:

Executive Officer	Position	Target Bonus (as a percentage of base salary)
Jagdeep Singh	Chairman, President and Chief Executive Officer	125%
Duston M. Williams	Chief Financial Officer	65%
Scott A. Chandler	Vice President, Worldwide Sales	N/A
Thomas J. Fallon	Chief Operating Officer	65%
David F. Welch, Ph.D.	Chief Marketing and Strategy Officer	65%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: May 5, 2008	By:	/s/ Michael O. McCarthy III
Michael O. McCarthy III
Chief Legal Officer